UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to the Amended and Restated Limited Liability Company Agreement of Morgans Group LLC

On September 15, 2011, Morgans Hotel Group Co. (the “Company”), in its capacity as the managing member of Morgans Group LLC (the “Operating Company”), executed Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Morgans Group LLC (the “Second Amendment”). The Second Amendment, among other things, designated and established a new class of preferred membership units of the Operating Company, entitled Series A Preferred Units, $1,000 liquidation preference per unit (the “Series A Preferred Units”). All Series A Preferred Units are held by the Company as the managing member of the Operating Company. The Series A Preferred Units have economic terms that are substantially similar to the Company’s Series A Preferred Securities, $1,000 liquidation preference per share (the “Series A Preferred Securities”), which securities were issued by the Company in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 on October 15, 2009. See Item 1.01 of the Company’s Current Report on Form 8-K filed on October 16, 2011, which is incorporated herein by reference. The Series A Preferred Units rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Company, senior to the Class A Units and any other membership units of the Operating Company ranking junior to the Series A Preferred Units, on parity with other membership units of the Operating Company, the terms of which place them on parity with the Series A Preferred Units, and junior to all membership units of the Operating Company, the terms of which specifically provide that such membership units rank senior to the Series A Preferred Units.

Also on September 15, 2011, the Company executed Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Morgans Group LLC (the “Third Amendment”). The Third Amendment, among other things, designated and established a new series of outperformance long-term incentive units (the “2011 OPP LTIP Units”) in connection with the award of the 2011 OPP LTIP Units to each of Messrs. Hamamoto, Gross, Flannery and Gery, as previously described under “2011 Outperformance Awards” in Item 5.02 of the Company’s Current Report on Form 8-K filed on March 24, 2011, which is incorporated herein by reference. Neither holders of 2011 OPP LTIP Units nor the Operating Company has the right to convert or force the conversion of such 2011 OPP LTIP Units into Class A Units of the Operating Company unless and until such time as shareholders of the Company have approved an increase to the number of shares of common stock available under the Company’s shareholder-approved stock incentive plan.

Copies of the Second Amendment and Third Amendment will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011. The above description is a summary of the agreements and is qualified in its entirety by the complete text of the agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: September 21, 2011

By:  /s/ Richard Szymanski
        Richard Szymanski
        Chief Financial Officer